UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2010

(Date of report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ALLY FINANCIAL INC. • Form 8-K

Item 8.01.	Other Events

Ally Financial Inc. (Ally) is filing this Current Report on Form 8-K to update the historical consolidated financial statements and Management’s Discussion and Analysis included in our Annual Report on Form 10-K for the year ended December 31, 2009. Historical information was updated for discontinued operations. Exhibit 99.1 contains the revised and updated financial information.

Discontinued Operations

During the three months ended June 30, 2010, the operations of our International Automotive Finance operations in Australia and Russia and our U.K. mortgage operations were classified as discontinued.

In accordance with generally accepted accounting principles, revenues and expenses associated with these operations have been classified as discontinued operations for all periods presented in our Quarterly Report on Form 10-Q for the period ended June 30, 2010, that was filed with the Securities and Exchange Commission on August 6, 2010.

Under SEC regulations, the same discontinued classification is also required for previously issued financial statements for each of the years presented in our 2009 Form 10-K, even though the financial statements relate to periods prior to the discontinued classification. This reclassification has no effect on our reported net income for any reporting period.

Change in Corporate Name to Ally Financial Inc.

On May 10, 2010, GMAC Inc. changed its corporate name to Ally Financial Inc. All references to GMAC Inc. in the previously filed Annual Report on Form 10-K for the year ended December 31, 2009, were retained in this filing.

ALLY FINANCIAL INC • Form 8-K

Item 9.01.	Financial Statements and Exhibits

The exhibits listed on the accompanying Index of Exhibits are filed as a part of this report.

Exhibit	Description
23.1	Consent of Deloitte & Touche LLP.

99.1	Selected Financial Data, Consolidated Financial Statements and Notes thereto, and Management’s Discussion and Analysis recast for discontinued operations for the fiscal years ended December 31, 2009, 2008, and 2007 (which replaces and supersedes Part II, Items 6, Item 7, and Item 8, respectively, of the 2009 Form 10-K filed with the SEC on February 26, 2010).

99.2	Computation of Ratio of Earnings to Fixed Charges

Signatures

ALLY FINANCIAL INC. • Form 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated: August 6, 2010	/S/ DAVID J. DEBRUNNER
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

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